EXHIBIT 99.1

3790 Park Central Boulevard North

Pompano Beach, FL 33064

NEWS

June 11, 2009

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL INDUSTRIES, INC. REPORTS TERMINATION OF

OPERATIONS OF ITS JUST-RITE SUPPLY, INC. SUBSIDIARY

AND FORBEARANCE AGREEMENT AND AMENDMENT OF

IT’S CREDIT FACILITY WITH ITS COMMERCIAL LENDER

Pompano Beach, FL………Imperial Industries, Inc. (Nasdaq CM: “IPII”) announced today that the Company’s subsidiary Just-Rite Supply, Inc. (“Just-Rite”) has terminated and discontinued all operations of its distribution facilities. In connection therewith, Just-Rite entered into an Assignment for the Benefit of Creditors in which all assets of Just-Rite, subject to any liabilities thereof, were transferred to an Assignee to sell and liquidate for the benefit of creditors pursuant to Florida State Law. The Company will continue to operate its manufacturing subsidiary, Premix-Marbletite Manufacturing Co.

As a result of the execution of the Assignment for the Benefit of Creditors, the Company entered into a Forbearance Agreement with its commercial lender. The Forbearance Agreement ends on August 31, 2009. The Forbearance Agreement, among other matters, provides for the lender’s continued funding under its credit facility notwithstanding the Assignment by Just-Rite. However, the maximum credit amount based on eligible collateral was immediately reduced from $3,500,000 to $2,500,000 until June 21, 2009, and thereafter will be reduced $200,000 each week until the maximum credit equals $500,000. In addition, the amendment includes the grant of a security interest in additional collateral, increased the interest rate under the line of credit to, at the Company’s option; either at prime rate plus 5%, or Libor plus 6%. Also, the amendment further reduced the Company’s borrowing capacity, by lowering the amount of borrowings available against eligible inventory from $1,750,000 to $1,000,000 until August 1, 2009, and then further reduced said amount to $350,000.

There can be no assurance that the Company will be in compliance with the terms of its amended credit facility upon termination of the Forbearance Agreement, or obtain continued forbearance on terms acceptable to the Company, or that such financing will be available at all at the end of the Forbearance period.

S. Daniel Ponce, the Company’s Chairman of the Board, stated: “It is important to note that our manufacturing operations conducted by our subsidiary, Premix-Marbletite Manufacturing Co., remain solid and we are optimistic about its future business prospects. In view of current economic conditions, this restructuring was a necessary action to better preserve our Company’s liquidity and position our business to benefit when construction industry conditions rebound.”

For further information and a more complete description of the terms of the Assignment for the Benefit of Creditors and Forbearance Agreement, please refer to the Company’s Current Report on Form 8-K to be filed with the Securities Exchange Commission.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the State of Florida. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-Marbletite Manufacturing Co. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.